Exhibit 99.1

VPR Brands Expands Legal Success With New Settlement Agreement to Strengthen Industry Leadership

This Latest Development Reflects Our Commitment to Leveraging Our Patented Innovations, Including Our Auto Draw Technology

FORT LAUDERDALE, FL - (NewMediaWire) - December 30, 2024 - VPR BRANDS LP (OTC:VPRB) VPR Brands is proud to announce a significant milestone in our ongoing efforts to protect and monetize our intellectual property. Building on the momentum from the January 2024 Patent Trial and Appeal Board (PTAB) ruling that upheld the validity of US Patent 8,205,622 B2, we have reached a Settlement Agreement and Release with 7 Daze, LLC (“Daze”).

This latest development reflects our commitment to leveraging our patented innovations, including our Auto Draw Technology, to maintain a competitive edge and foster collaboration in the evolving vaping market, spanning both nicotine and cannabis devices.

Details of the Settlement Agreement

Under the terms of the Settlement Agreement and Release:

Settlement Payment: Daze will pay VPR a total of $100,000, structured as follows:

An initial payment of $25,000 by December 20, 2024.

Six monthly payments of $12,500 each, beginning February 1, 2025, and concluding July 1, 2025.

Non-Exclusive License: VPR has granted Daze a fully paid-up, royalty-free, non-exclusive license to practice the invention in US Patent 8,205,622 B2 and related patents. This license enables Daze to continue manufacturing and distributing auto-draw electronic cigarette products, including the Ohmlet and Egge brands.

Covenant Not to Sue: As part of the agreement, VPR will not pursue litigation against Daze for the use of the licensed technology.

Mutual Release: Both parties have agreed to release all claims related to the dispute, ensuring a cooperative and forward-looking relationship.

This agreement further underscores VPR Brands’ strategic approach to defending our intellectual property while fostering industry relationships that support mutual growth.

Continuing Our Legacy of Innovation and Legal Success

This settlement with Daze marks another milestone in VPR Brands’ track record of successful patent enforcement. Our ongoing legal efforts, led by SRIPLAW, P.A., demonstrate our ability to protect and capitalize on our innovations. By securing favorable settlements and licensing agreements, we continue to position ourselves as a leader in the vaping technology sector.

The settlement also reflects our proactive approach to addressing challenges while building collaborative opportunities within the industry. By ensuring the integrity and exclusivity of our patented technologies, we are paving the way for sustained innovation and growth.

Looking Ahead: A Strategic Vision for Growth

As we move forward, VPR Brands remains committed to expanding our patent and trademark portfolio. Our focus on emerging technologies within the vaping and cannabis markets ensures that we remain at the forefront of product development and technological advancement.

In addition to defending our intellectual property, we are actively exploring partnerships and licensing opportunities that align with our vision for the future. By combining innovation with strategic collaboration, we aim to drive the next wave of growth in the vaping industry and solidify our position as a market leader.

About VPR Brands, LP: About VPR Brands LP:

VPR Brands is a technology company and an IP holding company engaged in various monetization strategies of its U.S. and International patents covering electronic cigarette, vaporizer technologies, and related accessories. The company designs, develops, markets, and distributes products oriented towards the cannabis markets, including the ELF and HONEYSTICK brand of vaporizers and DISSIM Lighters. VPR Brands is actively enforcing its patents and exploring and monetizing licensing opportunities

Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated. These statements are based on management’s current expectations and involve risks and uncertainties that may cause actual results to differ from those described. VPR Brands undertakes no obligation to update these statements following the date of this release.

For more information about VPR Brands and our ongoing initiatives, please visit www.vprbrands.com .

Contact: VPR Brands, LP

Investor Relations

Phone: (954) 715-7001

Email: IR@vprbrands.com